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                                                                Exhibit 10.11(a)

                                 Execution Copy
                                 --------------


                               AMENDMENT AGREEMENT
                               -------------------

     THIS AMENDMENT AGREEMENT, dated as of February 1, 2000, by and between HORACE MANN EDUCATORS CORPORATION, a Delaware corporation (the "Company"), and PAUL J. KARDOS, an individual residing at 709 Clipper Road, Springfield, IL 62707 (the "Executive").

     WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement dated October 6, 1998 (the "Employment Agreement"), which they hereby wish to amend.

     NOW, THEREFORE, in consideration of the mutual covenants contained in the Employment Agreement and this Agreement, the parties hereto agree as follows:

     1. All capitalized terms not defined herein shall have the meanings assigned thereto in the Employment Agreement.

     2. The first sentence of Section 1 of the Employment Agreement is amended to read as follows: "The Company hereby employs the Executive for a term (the "Term") expiring on May 31, 2000, at which point the Executive will retire from employment with the Company."

     3. Section 2 of the Employment Agreement is amended to read as follows:
"From February 1, 2000 through May 25, 2000, the Executive shall perform the duties of Chairman of the Board of Directors of the Company. From May 26, 2000 through the end of the Term, the Executive shall perform such duties for the Company as are reasonably requested by the Company. During the Term, the Executive shall also serve as an officer and/or director of such one or more affiliates and subsidiaries of the Company as the Company's Board of Directors shall request, and shall be entitled to no additional remuneration for such services. During the Term, the Executive will also diligently assist in managing an orderly transition of leadership of the Company from the Executive to his successor as Chief Executive Officer of the Company. During the Term the Executive shall devote substantially all of his business time and efforts to the business and affairs of the Company and will not engage in any activity which interferes with the performance of his duties hereunder."

     4. Section 3.2 of the Employment Agreement is amended to read as follows:
"In addition to the Base Salary, the Executive shall be entitled to a cash bonus on or before March 31, 2000, with the amount thereof at the discretion of the Board of Directors and payable in accordance with the standard policies of the Company in existence from time to time, subject to any deductions required by law, provided, however, that such cash bonus shall not be less than Four Hundred Thousand Dollars ($400,000). In addition, to the extent that the bonus that would have been payable to the Executive under the Company's Short Term Incentive Compensation Program in March 2001, if he was employed by the Company on that date, exceeds Four Hundred Thousand Dollars ($400,000), the Executive shall be entitled to a cash bonus on or before March 31, 2001 equal to five-twelfths (5/12) of the excess of such hypothetical bonus over Four Hundred Thousand Dollars ($400,000). In addition, to the extent that a bonus would have been payable to the Executive under the Company's Long Term Incentive Compensation Program in March 2001, if he was employed by the Company on that date, the Executive shall be entitled to a cash bonus on or before March 31, 2001 equal to five-twelfths (5/12) of such hypothetical bonus."
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     5. On May 31, 2000, the Company shall pay to the Executive a non-refundable, lump sum payment of One Million One Hundred Eleven Thousand Six Hundred Sixty-Six Dollars ($1,111,666) (the "Advance Payment"), subject to any deductions required by law.

     6. Notwithstanding Section 4.1(a) of the Employment Agreement, the Company may terminate the Employment Agreement, without Cause, only upon the death of the Executive.

     7. The reference in Section 4.2(a) to the "Bonus" shall be construed as a reference to the bonuses payable to the Executive pursuant to Section 3.2.

     8. Section 4.2(b) of the Employment Agreement is amended to read as follows: "In the event of termination pursuant to Section 4.1(b), the Executive shall promptly receive, in cash and without discount, the Advance Payment and the aggregate amount of the Base Salary that he would have been entitled to receive through the date which would have been the last day of the Term. In addition, the Executive shall receive, on the dates specified in Section 3.2, the bonuses specified therein."

     9. Section 5.1 of the Employment Agreement is amended to read as follows:
"At all times during the Term, the Executive shall not commit any of the Prohibited Acts."

     10. Notwithstanding the terms of the Change of Control Agreement and the Change of Control Continuation of Employment Agreement (together, the "Ancillary Agreements") currently in effect between the Executive and the Company, none of the provisions of either such agreement shall be applicable to a change of control (as defined in each such agreement) which occurs after May 31, 2000.

     11. Except as specifically amended hereby, the terms of the Employment Agreement and the Ancillary Agreements shall remain in full force and effect. After the date hereof, all references to the Employment Agreement shall mean references to the Employment Agreement as amended hereby.

     12. This Amendment Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Illinois without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     13. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment Agreement as of the date first above written.

                                       /s/ Paul J. Kardos
                                       -----------------------------------------
                                       PAUL J. KARDOS
                                       HORACE MANN EDUCATORS
                                          CORPORATION

                                       By:/s/ Louis G. Lower II
                                          --------------------------------------
                                          Name: Louis G. Lower II
                                          Title: President

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